                                                                     EXHIBIT 3.1

[STAMP]

                               STATE OF DELAWARE
                          CERTIFICATE OF INCORPORATION
                              A STOCK CORPORATION

FIRST: The name of this Corporation is Household Direct, Inc.

SECOND: Its Registered Office in the State of Delaware is to be located at 201 North DuPont Parkway in the City of New Castle, County of New Castle. The zip code is 19720. The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Delaware Intercorp, Inc.

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of stock authorized is Twenty Million (20,000,000) shares at One Penny ($0.01) par value each.

FIFTH: The name and mailing address of the incorporator are as follows:
       Name:             Alan R. Coffey
       Mailing Address:  201 North Dupont Parkway, New Castle, DE 19720

SIXTH: The directors of the corporation are not liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: a) a director's duty of loyalty to the corporation or its stockholders; b) intentional misconduct or violation of law;
c) a transaction from which the director derived an improper personal benefit; or d) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this twenty third day of March, AD 1999.

/s/ ALAN R. COFFEY
---------------------------

Incorporator: Alan R. Coffey
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     [Stamp]       AMENDMENT OF CERTIFICATE OF INCORPORATION
                (BEFORE PAYMENT OF CAPITAL OR ISSUANCE OF STOCK)


               I, John Folger, and I, Ann Jameson, certify that:

               1. They constitute the Board of Directors of Household Direct, Inc., a Delaware corporation.

               2. The original Articles were filed in the Office of the Secretary of State on March 23, 1999.

               3. As of the date of this certificate, no stock of the corporation has been issued.

               4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

               ARTICLE 1 is amended to read as follows:

               "FIRST: The name of the Corporation shall be HouseHold Direct.com, Inc."

               ARTICLE 4 is amended to read as follows:

               "FOURTH: The aggregate number of shares which the corporation shall have authority to issue shall consist of 50,000,000 shares of Common Stock having a $.001 par value. The Common Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors."

        The undersigned members of the Board of Directors of the corporation do hereby certify that the within amendment was duly and properly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware and that the corporation has not received any payment for any of its stock.


        DATED:      June 22, 1999

        By: /s/ JOHN FOLGER                     By: /s/ ANN JAMESON
           --------------------------              --------------------------
            John Folger, Director                    Ann Jameson, Director

        This instrument was acknowledged        This instrument was acknowledged
        before me on this 22 day of             before me on this 22 day of
        June, 1999, by John Folger.             June, 1999 by Ann Jameson.


            /s/ DANIELLE M. BOURDEAU                 /s/ DANIELLE M. BOURDEAU
           --------------------------               --------------------------
            (NOTARY PUBLIC SIGNATURE)                (NOTARY PUBLIC SIGNATURE)
              DANIELLE M. BOURDEAU                     DANIELLE M. BOURDEAU
                 NOTARY PUBLIC                             NOTARY PUBLIC
     MY COMMISSION EXPIRES SEPT. 30, 2003   MY COMMISSION EXPIRES SEPT. 30, 2003